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                                                               EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement (No. 333-76153) on Form S-1 of our report dated February 20, 1999, relating to the balance sheets of theglobe.com, inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and related schedule. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ KPMG LLP

New York, New York

May 19, 1999

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement (No. 333-76153) on Form S-1 of our report dated March 5, 1999, with respect to the financial statements of factorymall.com, inc. as of December 31, 1998 and 1997 and for the period from inception (April 15, 1996) to December 31, 1996 and for each of the two years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ KPMG LLP

Seattle, Washington

May 19, 1999